UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (503) 598-6659

6975 SW Sandburg Rd. Suite 326, Tigard, OR 97223
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-         Corporate Governance and Management

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 12, 2012, Jeanne Liu resigned as Senior Vice President, Operations, and was appointed President of the Company.  Ms. Liu’s professional resume was disclosed previously in the Company’s report on Form 8-K filed June 20, 2011.

Effective March 12, 2012, LeeAnn Zhao was appointed as interim Controller of the Company to serve such time as the Company has hired a permanent Controller. Ms. Zhao has been the Company’s in-house accountant since January 2007. Prior to joining the Company, she was employed as a technician at Intel Corporation, Hillsboro, Oregon from May 2005 to January 2006. She was also been employed at Western Union in 2005 and previously at Pacific Legal, Inc. at a data entry technician in 2004. Ms. Zhao holds a BA in Business Information Systems from the Portland State University School of Business Administration and a BA in Economics and Tourism from Guilin Institute of Technology in China.

Effective March 12, 2012, Joseph Lu was appointed as interim Chief Financial Officer until such time as the Company hires a permanent Chief Financial Officer. Mr. Lu also resigned as President of the Company but will continue as Chief Executive Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: March 15, 2012	By:	/s/ Joseph Lu
Chief Executive Officer